                                                                     Exhibit 2.1

                             CONFIDENTIAL TREATMENT

The material marked by ({RADACTED}) on the attached pages has been omitted from the filed copy of this agreement in connection with a confidential treatment request filed with the Securities and Exchange Commission by Lesco, Inc.

Some of the schedules of Exhibit 2.1 are not filed pursuant Regulation S-K Item 601(b)(2) because the omitted schedules do not provide information which is material to an investment decision in the Company's securities. The omitted schedules in Exhibit 2.1 are Exhibit C-1 and Exhibit C-2 (form of invoice and form of credit application). The Company agrees to furnish supplementally a copy of the omitted schedules to the Commission upon request.

                      PORTFOLIO PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                                   LESCO, INC.
                              LESCO SERVICES, INC.
                        AIM LAWN & GARDEN PRODUCTS, INC.
                             LESCO TECHNOLOGIES, LLC

                                       AND

                            GE CAPITAL FINANCIAL INC.

                          DATED AS OF DECEMBER 16, 2003

                                TABLE OF CONTENTS

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
ARTICLE 1 DEFINITIONS...........................................................................................     1
         Section 1.1       Definition of Terms Used in the Agreement............................................     1
         Section 1.2       Matters of Construction..............................................................     8
                  (a)      Sections.............................................................................     8
                  (b)      Amendment of Defined Instruments.....................................................     8
                  (c)      Singular and Plural..................................................................     9
                  (d)      References to "Seller"...............................................................     9

ARTICLE 2 PURCHASE OF PORTFOLIO ASSETS..........................................................................     9
         Section 2.1       Purchase.............................................................................     9
         Section 2.2       Access and Training; Pre-Conversion; Preliminary Information.........................     9
         Section 2.3       Purchase Price.......................................................................    10
         Section 2.4       Use of Seller's Account Marks........................................................    11

ARTICLE 3 THE CLOSING AND POST-CLOSING ADJUSTMENTS..............................................................    11
         Section 3.1       Place and Date of Closing............................................................    11
         Section 3.2       Buyer's Deliveries at Closing........................................................    11
         Section 3.3       Seller's Deliveries at Closing.......................................................    11
         Section 3.4       Final Closing Statement..............................................................    12

ARTICLE 4 REPRESENTATIONS AND WARRANTIES........................................................................    13
         Section 4.1       General Representations and Warranties of Seller.....................................    13
                  (a)      Organization of LI...................................................................    13
                  (b)      Organization of LSI..................................................................    13
                  (c)      Organization of AIM..................................................................    13
                  (d)      Organization of LTLLC................................................................    13
                  (e)      Authority Relative to this Agreement.................................................    13
                  (f)      Conflicts; Defaults; Etc.............................................................    13
                  (g)      No Pending Litigation................................................................    14
                  (h)      Accuracy of Information..............................................................    14
                  (i)      No Broker............................................................................    14
                  (j)      Account Processing System............................................................    14
         Section 4.2       Representations and Warranties of Seller Regarding Purchased Assets..................    14
                  (a)      Purchased Asset Pledge...............................................................    14
                  (b)      Title to Purchased Assets; Effectiveness of Transfer.................................    14
                  (c)      Accuracy of Seller Files.............................................................    14
                  (d)      Compliance with Laws.................................................................    15
                  (e)      Account Debtor Agreements............................................................    15
                  (f)      Account Documentation................................................................    15
                  (g)      Administration of Accounts...........................................................    16
                  (h)      Indebtedness.........................................................................    16

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
         Section 4.3       General Representations and Warranties of Buyer......................................    16
                  (a)      Organization.........................................................................    16
                  (b)      Authority Relative to this Agreement.................................................    16
                  (c)      Conflicts; Defaults; Etc.............................................................    16
                  (d)      No Pending Litigation................................................................    17
                  (e)      Permits Licenses and Approvals.......................................................    17
                  (f)      No Broker............................................................................    17

ARTICLE 5 CONDITIONS PRECEDENT..................................................................................    17
         Section 5.1       Conditions to Buyer's Obligation To Purchase The Purchased Assets....................    17
                  (a)      Closing Documents....................................................................    17
                  (b)      Compliance with Covenants............................................................    17
                  (c)      Accuracy of Representations and Warranties...........................................    17
                  (d)      Closing Files........................................................................    17
                  (f)      Corporate Formation Documents........................................................    18
                  (g)      The Program Agreement................................................................    18
         Section 5.2       Conditions to Obligations of Seller..................................................    18
                  (a)      Closing Documents....................................................................    18
                  (b)      Compliance With Covenants............................................................    18
                  (c)      Accuracy of Representations and Warranties...........................................    18

ARTICLE 6 ADDITIONAL AGREEMENTS AND COVENANTS...................................................................    19
         Section 6.1       Post-Closing Deliveries..............................................................    19
         Section 6.2       No Sale of Assets....................................................................    20
         Section 6.3       Tax on Sale..........................................................................    20
         Section 6.4       Public Announcements.................................................................    20
         Section 6.5       Confidentiality......................................................................    20
         Section 6.6       Pre-Notification of Account Debtors; Notices to Account Debtors......................    22
         Section 6.7       Conversion of Accounts...............................................................    22
         Section 6.8       Further Assistance...................................................................    23
         Section 6.9       Preservation of Business.............................................................    24
         Section 6.10      HSR Act Compliance...................................................................    24
         Section 6.11      Sponsor Consents; Filings............................................................    25

ARTICLE 7 INDEMNIFICATION.......................................................................................    25
         Section 7.1       Indemnification by Seller............................................................    25
         Section 7.2       Indemnification by Buyer.............................................................    26
         Section 7.3       Procedures...........................................................................    26
         Section 7.4       Limitations on Indemnification.......................................................    28
         Section 7.5       Remedy for Breach of Account Representations.........................................    28
         Section 7.6       Survival; Remedies...................................................................    28

ARTICLE 8 TERMINATION...........................................................................................    29
         Section 8.1       Termination of Account Portfolio Purchase............................................    29
         Section 8.2       Notice of Termination................................................................    29
         Section 8.3       Effect of Termination................................................................    29

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
ARTICLE 9 MISCELLANEOUS.........................................................................................    30
         Section 9.1       No Recourse..........................................................................    30
         Section 9.2       No Waiver............................................................................    30
         Section 9.3       No Joint Venture.....................................................................    30
         Section 9.4       Payment Terms........................................................................    30
         Section 9.5       Entire Agreement.....................................................................    30
         Section 9.6       Notices..............................................................................    31
         Section 9.7       Modification.........................................................................    31
         Section 9.8       Governing Law........................................................................    32
         Section 9.9       Severability.........................................................................    32
         Section 9.10      Assignment...........................................................................    32
         Section 9.11      No Third Party Beneficiaries.........................................................    32
         Section 9.12      Joint and Several Obligations........................................................    32
         Section 9.13      Headings.............................................................................    32
         Section 9.14      Expenses.............................................................................    32
         Section 9.15      Counterparts; Fax Signatures.........................................................    33
         Section 9.16      Waiver of Jury Trial.................................................................    33

SCHEDULES

Schedule 2.3               Calculation of Imbedded Losses
Schedule 4.2(a)            Existing Liens

EXHIBITS

EXHIBIT A-1                Preliminary Closing Statement
EXHIBIT A-2                Final Closing Statement
EXHIBIT A-3                Valuation Statement
EXHIBIT B                  Bill of Sale (Purchased Assets)
EXHIBIT C-1                Account Debtor Agreement (form)
EXHIBIT C-2                Account Debtor Agreement (form)
EXHIBIT C-3                Customized Account Debtor Agreement Parties

                      PORTFOLIO PURCHASE AND SALE AGREEMENT

                  This Portfolio Purchase and Sale Agreement (this "Agreement") is made and entered into as of December 16, 2003 (the "Effective Date") by and among LESCO, Inc., an Ohio corporation ("LI"), with its principal place of business at 15885 Sprague Road, Strongsville, Ohio 44136, LESCO Services, Inc., an Ohio corporation ("LSI"), with its principal place of business at 15885 Sprague Road, Strongsville, Ohio 44136, AIM Lawn & Garden Products, Inc., an Ohio corporation ("AIM"), with its principal place of business at 15885 Sprague Road, Strongsville, Ohio 44136, and LESCO Technologies, LLC, a Nevada limited liability company ("LTLLC", and together with LI, LSI and AIM, "Seller"), with its principal place of business at 15885 Sprague Road, Strongsville, Ohio 44136, and GE Capital Financial Inc., a Utah industrial loan corporation ("Buyer"), with its principal place of business at 4246 South Riverboat Road, Suite #300, Salt Lake City Utah 84123.

                                   WITNESSETH

                  WHEREAS, Seller and Buyer have entered into that certain Private Label Business Credit Program Agreement of even date herewith (as amended from time to time, the "Program Agreement"), pursuant to which Buyer agreed to establish a commercial credit program for use by qualified customers of LI to purchase goods and services on credit extended by Buyer (the "Program"); and

                  WHEREAS, in connection with the establishment of the Program, Seller desires to sell the portfolio of accounts and related indebtedness that arose from the sale of goods and services by Seller so that such accounts may be included in the Program;

                  WHEREAS, prior to the full implementation of the Program by Buyer, Buyer expects to administer the portfolio of purchased accounts on Seller's systems on the terms and subject to the conditions set forth in the Program Agreement; and

                  WHEREAS, Buyer desires to purchase from Seller such accounts, related indebtedness, and related assets, on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein, the benefits to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

         SECTION 1.1 DEFINITION OF TERMS USED IN THE AGREEMENT.

                  The following terms shall have the following meanings when used in this Agreement:

                  "Account" means any Account Debtor Agreement, together with
(a) any account, account receivable, Indebtedness, other receivable, contract right, general intangible, chattel paper, instrument, document, note, and proceeds thereof, wherever located, whether now owned or hereafter acquired by Seller, arising out of the sale of goods and services to the Account Debtor; (b) any and all Account Documentation; and (c) all rights as to any goods or other property, contracts of indemnity, guaranties or sureties, proceeds of insurance and other proceeds at any time standing as security therefor. With respect to the "Accounts" relating to the Account Debtor Agreements set forth or referred to in Exhibits C-2 and C-3, such "Accounts" shall be limited to the account receivable and Indebtedness relating thereto, as well as all rights of Seller provided for in such Account Debtor Agreements to collect or pursue the collection of such receivable or Indebtedness.

                  "Account Debtor" means each and all Persons who are or who may become obligated pursuant to an Account.

                  "Account Debtor Agreement" means the terms and conditions of each agreement between Seller and each Account Debtor (including each change in terms notice) or any guarantor, which establishes the payment and other obligations of each Account Debtor under, or in the case of guaranties which support, each Purchased Account. For the avoidance of doubt, "Account Debtor Agreement" shall not, in the case of the agreements set forth in Exhibits C-2 and C-3, include any rights of Seller included in such agreements other than with respect to any account receivable and/or Indebtedness arising therefrom, as well as such rights of Seller to collect or pursue the collection of such receivable or Indebtedness to the extent provided for therein; provided, that with respect to each Account Debtor party to any such agreement, "Account Debtor Agreement" shall also include any other documentation setting forth terms and conditions that may be included in other documentation establishing the payment and other obligations of such Account Debtor under a Purchased Account, such as an invoice (including of the type set forth in Exhibit C-1), credit application or other document(s).

                   "Account Debtor List" means a list of all Account Debtors on the Purchased Accounts, including business name, identification number, address(es) and such other contact information as is set forth in the Closing File.

                  "Account Documentation" means all of the following as of the Cut-Off Time: all credit or similar applications for Purchased Accounts, all Account Debtor Agreements, all invoices, receipts, credit information, payment terms and information, and documents or forms of any type and in any media related to Purchased Accounts, all historical billing activity for Purchased Accounts and any written correspondence pertaining to open Account Debtor inquiries. Account Documentation shall also include the information contained on the Closing File, the Closing File Supplements, the Conversion Tape and the Conversion Tape Supplement and the comments or text entered onto Seller's accounting systems commonly referred to as "customer services comments", as well as all "online statements", "adverse action notices", and any magnetic tapes, disks, hard copy formats or other computer-readable data transactions, any microfilm, electronic or other copy of any of the foregoing.

                  "Account Processing System" shall have the meaning assigned to it in the Program Agreement.

                  "Affiliate" means, with respect to any Person, any entity that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Portfolio Purchase and Sale Agreement, including all addenda, exhibits, and schedules hereto.

                  "Agreement Confidential Information" shall have the meaning assigned to it in Section 6.5(a).

                  "Bill of Sale" means an agreement to be executed by Seller and delivered at Closing pursuant to Section 3.3(a) in substantially the form of Exhibit B hereto.

                  "BRC Account" shall have the meaning assigned to it in the Program Agreement.

                  "Breach" means, with respect to any representation, warranty, covenant, obligation or other provision in this Agreement, if there is or has been (a) any inaccuracy in such representation or warranty (including any inadvertent misrepresentation) or any failure (including any inadvertent failure) to comply with or perform such covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision, and; the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

                  "Business" means all of the business and operations of Seller relating to the Purchased Assets.

                  "Business Day" means any day that is not a Saturday, a Sunday, or a day on which banks or Seller are required or permitted to be closed in the States of Utah and/or Ohio.

                  "Buyer" shall have the meaning assigned to it in the introductory paragraph.

                  "Buyer Confidential Information" shall have the meaning assigned to it in Section 6.5(a).

                  "Buyer Indemnified Parties" shall have the meaning assigned to it in Section 7.1.

                  "Cash Management Account Letter" shall have the meaning assigned to it in Section 6.8(g).

                  "Closing" means the transfer and assignment of the Purchased Assets from Seller to Buyer upon payment of the Estimated Purchase Price and satisfaction or written waiver of the other conditions precedent by the appropriate party as set forth in this Agreement.

                  "Closing Date" means the date on which the Closing takes place, if and when all conditions precedent to the Closing have been met, satisfied or waived, which date shall be December 29, 2003, or such other later date as is mutually agreed between the Parties.

                  "Closing File" means a complete standard master file of all fields (and a means of reading such fields) for all Accounts to be transferred as of the Cut-Off Time, which file shall include, but not be limited to, the following information for each Account identified on such Closing File: Account number; Account Debtor's name and address; origination date; finance charges; credit limit; current balance (including, as applicable, individual invoice detail whether or not billed) and other transaction activity and history (including invoice details for the preceding 6 months); Account Debtor's telephone number if such telephone number is on the master file; and a means of identifying (a) each transaction on such Account to the Account Debtor the purchase of whose goods or services gave rise to such transaction, and (b) if applicable, the opt-out status, if any, for each Account with respect to privacy and sharing of information.

                  "Closing File Supplement" shall mean the following files for the six month period immediately preceding the Closing Date: (A) number of total Accounts and total current balance of Accounts, (B) current balance of Accounts by payment terms, (C) number of accounts and current balances per Account delinquency status, (D) number of Accounts and current balance by Account block codes, (E) number of Accounts and current balance by internal Account status,
(F) total outstanding billed but unpaid late fees on Accounts per payment terms, and (G) total outstanding miscellaneous fees billed but unpaid. All files referred to herein shall be in the same format and layout as those provided by Seller to Buyer under Section 2.3(a).

                  "Conversion Tape" means a complete standard master file of all fields (and a means of reading such fields) for all Accounts to be transferred as of the expiration of the Interim Transition Period, which file shall include, but not be limited to, the following information for each Account identified on such Conversion Tape: Account number; Account Debtor's name and address; origination date; finance charges; credit limit; current balance (including, as applicable, individual invoice detail whether or not billed) and other transaction activity and history (including invoice details for the preceding 6 months); Account Debtor's telephone number if such telephone number is on the master file; and a means of identifying (a) each transaction on such Account to the Account Debtor the purchase of whose goods or services gave rise to such transaction, and (b) if applicable, the opt-out status, if any, for each Account with respect to privacy and sharing of information.

                  "Conversion Tape Supplement" shall mean the following files for the six month period immediately preceding the expiration of the Interim Transition Period: (A) number of total Accounts and total current balance of Accounts, (B) current balance of Accounts by payment terms, (C) number of accounts and current balances per Account delinquency status, (D) number of Accounts and current balance by Account block codes, (E) number of Accounts and current balance by internal Account status, (F) total billed but unpaid late fees on Accounts per payment terms, and (G) total miscellaneous fees billed but unpaid. All tapes referred to herein shall be in the same format and layout as those previously provided by Seller to Buyer under Section 2.2(a).

                  "Confidential Information" shall have the meaning assigned to it in Section 6.5(a).

                  "Consumer Account" shall mean any credit card or other credit account issued or originated by Seller to any natural Person for purposes of purchasing goods and services intended primarily for personal, family or household purposes.

                  "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "Cut-Off Time" means 11:59 p.m. Pacific Standard Time on the day immediately preceding the Closing Date.

                  "Effective Date" shall have the meaning assigned to it in the introductory paragraph hereto.

                  "Estimated Purchase Price" has the meaning set forth in
Section 2.2(d).

                  "Excluded Account" means any Account: (i) as to which, as of the Cut-Off Time, Seller has executed a reaffirmation agreement with any Account Debtor or any "guarantor", in connection with a bankruptcy proceeding by or against such Account Debtor or guarantor; (ii) that, as of the Cut-Off Time, has been, or should have been, written off by Seller in accordance with its credit and collection policies and procedures; (iii) as to which, as of the Cut-Off Time, is a Settled Account, (iv) under which, as of the Cut-Off Time, there is a balance, invoice, or any payment due thereon which is 120 days or more past due;
(v) with respect to which any Account Debtor, or any guarantor, as of the Cut-Off Time, is or "has been" a debtor under a bankruptcy proceeding under Title 11 of the United States Code ("has been", for purposes of this definition, shall be deemed to mean, (A) at any time after such Person(s) became an Account Debtor, or guarantor, or (B) that such Person(s) was a debtor in bankruptcy at the time such Person(s) opened his or her Account with Seller or became a guarantor with respect to the Account, in either case, regardless of whether such Person(s) remains a bankruptcy debtor), but only if Buyer or Seller has received a notification of such bankruptcy proceeding from the United States Bankruptcy Court, from any other Person including the Account Debtor or any guarantor, or from a bankruptcy notification service; (vi) as to which, Buyer or Seller has received a signed affidavit of fraud from or with respect to any Account Debtor or any guarantor, or Buyer or Seller has otherwise identified such Account on its internal systems as a fraud account, in each case, relating to a fraud that occurred prior to the Cut-Off Time; (vii) with respect to which, as of the Cut-Off Time, any Account Debtor has a billing address outside of the United States; (viii) that, as of the Cut-Off Time, is subject to any pending litigation; (ix) as to which, as of the Cut-Off Time, any Account Debtor, or any guarantor, is deceased, but only if Buyer or Seller has received notice in the form of a death certificate, notice from the Social Security Administration, or other sufficient evidence, that such Account Debtor or guarantor, is deceased;
(x) as to which, as of the Cut-Off Time, has been closed or permanently suspended by Seller; (xi) under which, as of the Cut-Off Time, (y) there is a balance, invoice, or any payment due thereon and (z) there is a dispute with respect to such Account which is equal to or greater than fifty (50) percent of the balance, invoice, or payment due thereon; (xii) with respect to which any information furnished by Seller to Buyer relating to any corresponding Account Debtor, or any guarantor, contains misstatements of fact or omits to state facts, including but not limited to, billing addresses or phone numbers which are missing, invalid or incorrect as set forth on the Closing File, which substantially impair Buyer's ability to contact such Account Debtor or such guarantor; (xiii) placed with an attorney or any other services for purposes of collection; (xiv) as to which, within the twelve (12) months prior the Cut-Off Time, Seller has received equal to or greater than two (2) non-sufficient funds checks; or (xv) which is a Consumer Account. For the avoidance of doubt, evidence that an Account is an Excluded Account (via notice or such other evidence available to the parties which is not inconsistent with this definition) may be obtained and/or received by either party for up to one hundred twenty (120) days after the Closing Date; provided, that such evidence must establish that such Account was an Excluded Account as of the Cut-Off Time. Without derogating from the foregoing, Buyer may, in its discretion, designate as a "Recourse Account" any Account otherwise qualifying as an Excluded Account and such Account shall be included in the Accounts subject to purchase by Buyer hereunder and will be subject to the terms and conditions applicable to Recourse Accounts under the Program Agreement. As used in this definition, "guarantor" means any person which as agreed to guaranty the performance and/or payment by any Account Debtor of such Account under Debtor's obligations pursuant to any Account Debtor Agreement.

                  "Federal Funds Interest Rate" means the average of the high and low "Federal Funds" interest rates for the Business Day immediately preceding the Final Settlement Date, as such rate is reported on such Business Day in the Money Rates Column of The Wall Street Journal or as determined in such other mutually acceptable manner as the Parties agree if The Wall Street Journal is no longer reporting such rate.

                  "Final Closing Statement" means the final closing statement described in Section 3.4, satisfactory in form and substance to the Parties, which closing statement sets forth the Purchase Price and which reflects all adjustments from the Preliminary Closing Statement as are agreed to by the Parties with respect to the Purchased Assets, substantially in the form attached hereto as Exhibit A-2.

                  "Final Settlement Date" has the meaning set forth in Section 3.4(a).

                  "Force Majeure Event" means any of the following: acts of God, fire, earthquake, explosion, accident, war, terrorism, nuclear disaster, riot, strike, labor dispute, material changes in applicable laws or regulations, including but not limited to a change in state or federal law, any non-appealable final order, decree, or judgment of any court or governmental body having competent jurisdiction, or other event beyond a party's reasonable control, rendering it illegal, impossible or untenable for such party to perform as contemplated in this Agreement.

                  "HSR Act" means The Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

                  "Imbedded Losses" means projected losses attributable to the Purchased Accounts, which losses shall be calculated pursuant to the methodology set forth in Schedule 2.3.

                  "Indebtedness" means the following obligations incurred by an Account Debtor in respect of an Account: (i) the principal balance of any charges for goods and services, including any unbilled charges, (ii) all finance charges and late charges, and (iii) any and all amounts otherwise due in respect of such Account.

                  "Indemnified Party" shall have the meaning assigned to it in
Section 7.3(a).

                  "Indemnifying Party" shall have the meaning assigned to it in
Section 7.3(a).

                  "Interim Transition Period" shall have the meaning assigned to it in the Program Agreement.

                   "Party" means, when used in the singular, either Buyer or Seller, as the context requires; when used in the plural, Buyer and Seller.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, or government (whether federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department thereof).

                  "Preliminary Closing Statement" means the statement provided by Seller to Buyer concurrently with the delivery of the Closing File. The form of such statement shall be substantially in the form of Exhibit A-1.

                  "Program" shall have the meaning specified in the recitals hereof.

                  "Program Agreement" shall have the meaning specified in the recitals hereof.

                  "Prox Account" shall have the meaning assigned to it in the Program Agreement.

                  "Purchase Price" means the aggregate amount to be paid by Buyer to Seller for the Purchased Assets as calculated pursuant to Section 2.3.

                  "Purchased Accounts" means all Accounts owned by Seller as of the Cut-Off Time other than the Excluded Accounts.

                  "Purchased Assets" means all of the following: (i) the Purchased Accounts; (ii) all the Indebtedness owing under the Purchased Accounts as of the Cut-Off Time; (iii) any and all rights to process the Purchased Accounts; (iv) the Account Documentation; (v) all rights and privileges accruing under such Account Documentation on and after the Cut-Off Time; (vi) the Account Debtor List, (v) all telephone numbers (including toll-free and/or fax numbers) used by Seller in connection with the Accounts or for credit extension or administration purposes as of the Cut-Off Time, unless, with respect to any such number, it also is used for other Seller customer or Account administration functions for which Seller shall retain responsibility after effectuation of the Program Agreement (in which case the last sentence of Section 6.8(a) shall apply), and (vi) the Conversion Tape and the Conversion Tape Supplement.

                  "Recourse Accounts" means those Accounts (i) otherwise constituting Excluded Accounts which Buyer, in its sole discretion, has designated as "Recourse Accounts" in either the Valuation Statement, Preliminary Closing Statement or Final Closing Statement, and (ii) with respect to which the Account Debtor is party to an Account Debtor Agreement of the type represented by or referred to in Exhibits C-2 and C-3. After the Closing Date, such Recourse

Accounts shall be subject to the terms and conditions applicable to Recourse Accounts under (and as defined in) the Program Agreement.

                  "Seller" has the meaning assigned to it in the introductory paragraph.

                  "Seller's Account Marks" means the name, trademarks, and service marks used by Seller in connection with the Accounts.

                  "Seller Confidential Information" shall have the meaning assigned to it in Section 6.5(a).

                  "Seller Indemnified Parties" shall have the meaning assigned to it in Section 7.2.

                  "Seller File" means the Closing File and the Closing File Supplement.

                  "Service Fee Percentage" means 1.15%.

                  "Settled Account" means any Account with respect to which, as of the Cut-Off Time, Seller has made a collection settlement offer to the Account Debtor which settlement offer has been fully paid and regardless of whether there remains a deficiency balance as of such date.

                  "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, goods and services, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, additional tax or additional amount imposed by any governmental authority.

                  "Termination Date" has the meaning given in Section 8.2.

                  "Termination Event" has the meaning given in Section 8.2.

                  "Transferee" means any Person performing Account processing, administration or conversion services on behalf of Buyer and designated by Buyer to receive the Closing File, Supplemental File, or Valuation File.

                  "Valuation Statement" has the meaning given in Section 2.2(c).

         SECTION 1.2 MATTERS OF CONSTRUCTION.

                  (a) SECTIONS. Unless otherwise specified, all references to sections shall refer to sections of this Agreement.

                  (b) AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document;

provided however, that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment, or restatement.

                  (c) SINGULAR AND PLURAL. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

                  (d) REFERENCES TO "SELLER". Unless otherwise stated or the context clearly provides to the contrary, each reference to "Seller" in this Agreement shall be deemed to be a reference to each of LI, LSI, AIM and LTLLC individually and to all of them collectively. Without limiting the generality of the foregoing and for the avoidance of doubt, unless otherwise stated or the context clearly provides to the contrary, representations, warranties and covenants attributable to or made by "Seller" shall be deemed made by and shall be attributable to, and/or shall create a joint and several obligation with respect to, each of LI, LSI, AIM and LTLLC individually and all of them collectively.

                     ARTICLE 2 PURCHASE OF PORTFOLIO ASSETS

         SECTION 2.1 PURCHASE.

                  (a) On the Closing Date, effective as of the Cut-Off Time, and subject to the terms and conditions of this Agreement, Seller shall sell, assign, and transfer to Buyer, and Buyer shall purchase from Seller for the Purchase Price, all of Seller's right, title, and interest in and to the Purchased Assets as of the Cut-Off Time.

                  (b) Upon the Closing, effective as of the Cut-Off Time, and subject to the terms and conditions of this Agreement, Buyer shall assume and agree to perform in accordance with the terms of, and be bound by the obligations that are to be performed after the Closing Date with respect to the Purchased Accounts under the related Account Documentation, but only to the extent the basis for such obligations arises and accrues after the Cut-Off Time; provided, however, that Buyer shall have no responsibility with respect to any obligations of Seller relating to the Purchased Accounts (or any related Account Documentation) with respect to which Seller has agreed to indemnify Buyer under
Article 7 (except such obligations and responsibilities of Buyer as are set forth in Article 7 or under Section 6.8).

         SECTION 2.2 ACCESS AND TRAINING; PRE-CONVERSION; PRELIMINARY
INFORMATION.

                  (a) Without limiting the provisions of the Program Agreement in respect of the Interim Transition Period, on and after December 17, 2003 and continuing until the Closing Date (and during the Interim Transition Period, to the extent provided for in the Program Agreement):

                           (i) Seller, or a third party designated by Seller and reasonably acceptable to Buyer, shall provide such personnel, training and technical assistance with respect to the Account Processing System as are necessary or desirable to allow Buyer to understand and efficiently operate the Account Processing System and to perform the Account Transition Services in a manner consistent with Seller's historical ordinary course operating procedures. Buyer will pay all fees and expenses related to training provided by any mutually agreeable third parties. Except for third party training or as otherwise may be mutually agreed to in writing by the parties, all costs and expenses in connection with the training contemplated under this Section, including travel expenses, shall be paid by the party incurring such costs and expenses.

                           (ii) Seller shall provide such assistance and access to the Account Processing System at its chief executive offices in Strongsville, Ohio as Buyer may reasonably request to facilitate Buyer's ability to understand and use the data available on the Account Processing System

                           (iii)    Buyer and Seller shall cooperate to
                  establish an information link that will allow the transfer of Account data from Seller's system to a remote site established by Buyer (including, but not limited to, a VPN connection).

                  (b) To the extent not already delivered to Buyer, or Transferee, Seller shall deliver to Buyer, or Transferee, within two (2) days after the Effective Date a preliminary Closing File containing test files and a preliminary Closing File Supplement, in each case, with respect to the Purchased Accounts such that Buyer may begin the process of categorizing Accounts and mapping the files for purposes of administering the files during the Interim Transition Period and in anticipation of converting the Closing File to Buyer's system after the expiration of such Interim Transition Period. Without limiting the foregoing, as Buyer may reasonably request from time to time, Seller will provide to Buyer commercially reasonable assistance in connection with the process of mapping and categorizing Accounts both for purposes of Account administration during the Interim Transition Period and in anticipation of the conversion of the Purchased Accounts to the processing system designated by Buyer.

                  (c) Not later than December 24, 2003, or as may otherwise be mutually agreed to by the Parties, Buyer shall prepare and deliver to Seller a valuation statement (substantially in the form attached hereto as Exhibit A-3), which will include Buyer's classification of each Purchased Account as a BRC Account, Prox Account, or Net Invoice Account and, as applicable, a Recourse Account (the "Valuation Statement"). The foregoing classification process shall be made by Buyer in its sole discretion.

                  (d) On the Closing Date, Seller shall deliver to Buyer, or Transferee, the Closing File along with a Preliminary Closing Statement that shall calculate an estimate of the Purchase Price for the Purchased Assets being transferred by Seller on the Closing Date (the "Estimated Purchase Price"), which Preliminary Closing Statement shall be based on the information reasonably available to Seller as of the Cut-Off Time and shall be in accordance with Seller's established accounting practices. The Estimated Purchase Price shall be subject to post-closing adjustments in accordance with Section 3.4, with the result being the Purchase Price. The form of the Preliminary Closing Statement, showing the manner in which the Estimated Purchase Price is to be calculated, is attached hereto as Exhibit A-1.

         SECTION 2.3 PURCHASE PRICE. The Purchase Price for the Purchased Assets will be an amount, determined as of the Cut-Off Time, equal to the sum of:

                  (a) the aggregate amount of all Indebtedness owing under the Purchased Accounts (excluding Recourse Accounts) as shown on Seller's records as of the Cut-Off Time, multiplied by {REDACTED}, less the amount of all Imbedded Losses with respect to such Accounts, plus

                  (b) the aggregate amount of all Indebtedness owing under the Recourse Accounts as shown on Seller's records as of the Cut-Off Time, multiplied by {REDACTED}.

         SECTION 2.4 USE OF SELLER'S ACCOUNT MARKS. It is expressly understood that Buyer is not purchasing or acquiring any right, title or interest in Seller's Account Marks. Buyer acknowledges that Seller or Seller's Affiliates, as the case may be, exclusively own Seller's Account Marks and goodwill related thereto and symbolized thereby. Without limiting the foregoing, Buyer shall have the right to use Seller's Account Marks to the extent provided for in the Program Agreement.

               ARTICLE 3 THE CLOSING AND POST-CLOSING ADJUSTMENTS

         SECTION 3.1 PLACE AND DATE OF CLOSING. The Closing shall take place through the wire transfer of the Estimated Purchase Price and facsimile exchange, together with subsequent overnight courier exchange, of the required closing documents on the Closing Date, or as otherwise mutually agreed by the Parties.

         SECTION 3.2 BUYER'S DELIVERIES AT CLOSING. On the Closing Date, upon satisfaction or waiver of the conditions precedent in Section 5.1, Buyer shall deliver to Seller:

                  (a)      the Estimated Purchase Price; and

                  (b) all such additional instruments, documents, or certificates as may be necessary for the consummation at such Closing of the transactions contemplated by this Agreement.

         SECTION 3.3 SELLER'S DELIVERIES AT CLOSING. In order to transfer and assign all of the right, title, and interest of Seller in the Purchased Assets as of the Cut-Off Time, upon satisfaction or waiver of the conditions precedent in Section 5.2 of this Agreement, Seller shall deliver to Buyer:

                  (a)      the Bill of Sale;

                  (b) such legal opinion(s) from counsel for each of LI, LSI, AIM, and LTLLC as Buyer shall reasonably request; and

                  (c) all such additional instruments, documents, or certificates as may be necessary for the consummation at such Closing of the transactions contemplated by this Agreement.

         SECTION 3.4 FINAL CLOSING STATEMENT.

                  (a) Within forty-five (45) days after the Closing Date, or at such other time as is mutually agreed to by the Parties, Buyer shall prepare (with the assistance of Seller) and deliver to Seller a Final Closing Statement in the form attached hereto as Exhibit A-2 together with a system generated report from Buyer or other mutually acceptable documentation showing the changes to the Preliminary Closing Statement provided by Seller pursuant to
Section 2.2(b) (such changes to reflect the available information on Purchased Accounts as of the Cut-Off Time, and such additional changes to be limited to the correction of mathematical errors and the return to Seller of any Account that is not a Purchased Account). Seller shall review such Final Closing Statement within thirty (30) days of its receipt thereof and shall promptly notify Buyer of any discrepancies. The Parties shall confer until they are in agreement on the Final Closing Statement. In the event the Parties are unable to reach agreement on the Final Closing Statement within ten (10) Business Days of the date Buyer has been notified of any discrepancies by Seller, with respect to the funds that are the subject of dispute, the Parties shall jointly hire (and share equally in the cost of) a nationally recognized public accounting firm that is acceptable to the Parties to resolve any discrepancies in the Final Closing Statement, and shall equally share the costs of such resolution. The final resolution and decision issued by such accounting firm shall be binding upon the Parties. The date when the Parties reach agreement on the Final Closing Statement or, in the absence of such agreement, the date when such final resolution and decision is issued, is referred to in this Agreement as the "Final Settlement Date."

                  (b) If the Purchase Price established by the Final Closing Statement is more than the Estimated Purchase Price, Buyer shall pay the difference to Seller. If the Purchase Price is less than the Estimated Purchase Price, Seller shall pay the difference to Buyer. Any payment owing by either Buyer or Seller under this Section 3.4(b) shall be made within three (3) Business Days after the Final Settlement Date and shall include interest calculated on a daily basis from the Closing Date to the date such payment is made at the Federal Funds Interest Rate.

                  (c) Anything in Sections 3.4(a) or (b) to the contrary notwithstanding, for a period of one hundred twenty (120) days following the Closing Date, in the event any Purchased Account is discovered by Buyer or Seller after the Closing Date to have been an Excluded Account as of the Cut-Off Time (and to the extent such Excluded Account has not been returned and accounted for in the Final Closing Statement), upon the request of Buyer, Seller shall refund 100% of the portion of the Purchase Price relating to such Account, plus the aggregate amount of any additional purchases financed on such Account after the Cut-Off Time, less the aggregate amount of any payments of Indebtedness made to Buyer relating to such Excluded Account (Buyer shall thereafter return all information in its possession or control in respect of any such Excluded Account, and the Parties shall take such action as is reasonably necessary to ensure that title to any such Excluded Account is fully vested in Seller). Prior to Buyer's request for refund, Buyer shall confer with Seller in good faith regarding the reclassification of a Purchased Account as an Excluded Account. Buyer shall thereafter notify Seller in writing that a refund in respect of an Excluded Account is due. Such notice shall include information establishing that the applicable Purchased Account is an Excluded Account. Any payment owing by Seller under this Section 3.4(c) shall be made within twenty
(20) Business Days after Buyer shall deliver such notice to Seller and shall include interest calculated on a daily basis from the Closing Date to the date such payment is made at the Federal Funds Interest Rate.

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                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER. As of the Effective Date and again as of the Closing Date (unless such representation and warranty is limited by its terms to a certain date), Seller represents and warrants to Buyer as set forth below:

                  (a) ORGANIZATION OF LI. LI is a corporation duly organized, validly existing, and in good standing under the laws of Ohio. LI has the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

                  (b) ORGANIZATION OF LSI. LSI is a corporation duly organized, validly existing, and in good standing under the laws of Ohio. LSI has the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

                  (c) ORGANIZATION OF AIM. AIM is a corporation duly organized, validly existing, and in good standing under the laws of Ohio. AIM has the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

                  (d) ORGANIZATION OF LTLLC. LTLLC is a limited liability company duly organized, validly existing, and in good standing under the laws of Nevada. LTLLC has the requisite limited liability company power and authority to own and operate its properties and to carry on its business as it is now being conducted.

                  (e) AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has the requisite corporate (or limited liability company, as the case may be) power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller and is enforceable against Seller in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, or similar laws affecting creditors' rights generally; and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  (f) CONFLICTS; DEFAULTS; ETC. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will: (i) violate the articles of incorporation or by-laws, certificate of formation or limited liability company operating agreement, or any other equivalent organizational document of Seller; (ii) violate any law or conflict with, or require any consent or approval under, any Contract, judgment, order, writ, decree, permit or license to which Seller is a party or by which Seller is bound or affected to the extent its non-compliance would have a material and adverse effect on the Purchased Assets or the ability of Seller to consummate the transactions contemplated hereby; or (iii) except as to any notification that may be required under the HSR

Act, require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any governmental or regulatory authority.

                  (g) NO PENDING LITIGATION. There is no pending or, to the best of Seller's knowledge, threatened suit, action, injunction, investigation, inquiry, or other proceeding against Seller before any court or government agency, which, in Seller's good faith judgment, has resulted or will probably result in an order staying or judgment restraining or prohibiting the transactions contemplated hereby, adversely impacting the Purchased Assets or subjecting Buyer or Seller to material liability on the grounds that Seller has breached any law or regulation or otherwise acted improperly in consummating the purchase and sale transactions contemplated hereby.

                  (h) ACCURACY OF INFORMATION. The information heretofore furnished by Seller to Buyer in connection with the Purchased Assets was true and accurate in all material respects on the date such information was provided and did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make such information not misleading.

                  (i) NO BROKER. Seller has not, directly or indirectly, employed any broker, finder, financial advisor, or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a brokerage, finder's, or other fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

                  (j) ACCOUNT PROCESSING SYSTEM. Seller has the unqualified right to grant to Buyer, or has obtained all consents necessary to allow Buyer, the use of Seller's Account Processing System (as defined and) as provided for in the Program Agreement and this Agreement.

         SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING PURCHASED ASSETS. As of the Effective Date and again as of the Closing Date (unless such representation and warranty is limited by its terms to a certain date), Seller represents and warrants to Buyer that:

                  (a) PURCHASED ASSET PLEDGE. Except for the Persons set forth in Schedule 4.2(a), as of the Effective Date, Seller has not pledged, encumbered, or otherwise granted a security interest in any of the Purchased Assets to any Person.

                  (b) TITLE TO PURCHASED ASSETS; EFFECTIVENESS OF TRANSFER. As of the Closing Date, Seller has good and valid title to all of the Purchased Assets, free and clear of any lien, pledge, claim, security interest, encumbrance, charge, offset or restriction of any kind (including in respect of any entity listed on Schedule 4.2(a)), and the full right and authority to sell and assign each Purchased Asset to Buyer pursuant to this Agreement and upon the execution and delivery of the Bill of Sale, Seller will have transferred and assigned all of such free and clear right, title and interest in and to the Purchased Assets to Buyer as of the Closing Date. No Person other than LI has owned at any time any of the Accounts or the Indebtedness.

                  (c) ACCURACY OF SELLER FILES. As of the Closing Date with respect to the Closing File and Closing File Supplement, (A) each Purchased Account is in all material respects as described in such Seller Files, and (B) when delivered by Seller to Buyer, or Transferee, the information contained in each of such Seller Files is correct in all material respects.

                  (d) COMPLIANCE WITH LAWS. Seller has administered the Accounts and conducted the Business in all respects in compliance with all applicable laws, rules, regulations and orders, except for cases in which the failure to comply will not have a material and adverse effect upon the Purchased Assets or any of them. Without limiting the foregoing, the Account Debtor Agreements for the Purchased Accounts, and all related documents and disclosures (including without limitation, periodic billing statements and any change in terms notices) pertaining to or made by (or on behalf of) Seller, and the interest rates (including the calculation thereof), fees, and charges in connection therewith, comply in all material respects with all applicable laws, rules regulations, and orders.

                  (e) ACCOUNT DEBTOR AGREEMENTS. As of the Closing Date (i) other than the form of Account Debtor Agreement attached as Exhibit C-2 and the two Account Debtor Agreements referred to in Exhibit C-3, the form of Account Debtor Agreement (including as effectively amended by each change in terms notice with respect thereto) for all Accounts is in all material respects as set forth in Exhibit C-1, (ii) except for the Account Debtor Agreements set forth or referred to in Exhibits C-1 and C-3, the form of Account Debtor Agreement for the remaining Accounts (which, to best of Debtor's knowledge, does not exceed twenty (20) Accounts) is in all material respects as set forth in Exhibit C-2,
(iii) each purchase from Seller by an Account Debtor party to an Account Debtor Agreement of the type set forth or contemplated in Exhibits C-2 and C-3 and financed by Seller results in an invoice of the type included in Exhibit C-1,
(iv) the contracts referred to in Exhibit C-3 are the true and correct Account Debtor Agreements between Seller and the parties referred to therein, (v) no Account Debtor Agreement has been impaired, waived, altered or modified in any respect, except as may be reflected in the Closing File, (vi) each Account Debtor Agreement for a Purchased Account is the legal, valid, and binding obligation of the Account Debtor and any guarantor named therein and provides a fully enforceable right to collect in accordance with the terms thereof all Indebtedness due under such Purchased Account as of and after the Closing Date, except as such enforceability may be limited by fraud, bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principals, and (vii) the outstanding Indebtedness for each Purchase Account arises from a bona fide extension of credit by Seller in connection with an arms-length transaction for the sale of goods or performance of services.

                  (f) ACCOUNT DOCUMENTATION. As of the Closing Date: (i) all information and records (excluding those obtained directly from an Account Debtor) generated by Seller contained in the Account Documentation for the Purchased Accounts are true and correct in all material respects as of the date such information and records were made; (ii) to the best of Seller's knowledge, all information and records obtained directly from an Account Debtor and all information and records generated by Seller based upon information and records provided directly by the Account Debtor are true and correct in all material respects as of the date such information or records were made; and (iii) the Account Documentation related to Purchased Accounts contains all documents and other information necessary to fully enforce and collect the obligations (including Indebtedness) thereunder against the Account Debtor.

                  (g) ADMINISTRATION OF ACCOUNTS. Seller has operated its Business in connection with the Accounts and all related Indebtedness, in material conformance with all of the requirements of the applicable Account Debtor Agreements (as well as all change in terms notices with respect to such Account Debtor Agreements), and otherwise in the ordinary course relative to Seller's historical operating policies and procedures. Without limiting the foregoing, for the period beginning six (6) months prior to the Effective Date, Seller has not, (i) materially altered its underwriting criteria in processing credit applications for new Accounts or sales authorization or credit line management, (ii) materially altered its Account collection or write-off policies or procedures, or (iii) taken any other action that may materially adversely affect the quality of the Purchased Assets.

                  (h) INDEBTEDNESS. There is no Indebtedness on any Purchased Account pertaining to any undelivered goods or services which have not been fully performed as of the Closing Date (including, by way of example and not limitation, product warranties other than manufacturer's and/or LI's warranties included in the retail purchase price of a product).

         SECTION 4.3 GENERAL REPRESENTATIONS AND WARRANTIES OF BUYER. As of the Effective Date and again as of the Closing Date (unless such representation and warranty is limited by its terms to a certain date), Buyer represents and warrants to Seller as set forth below:

                  (a) ORGANIZATION. Buyer is an industrial loan corporation duly organized, validly existing, and in good standing under the laws of Utah. Buyer has the requisite corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

                  (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of Buyer. In the ordinary course of its business, Buyer from time to time acquires account portfolios. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer and is enforceable against Buyer in accordance with its term except that (i) such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium, or similar laws affecting creditors' rights generally; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

                  (c) CONFLICTS; DEFAULTS; ETC. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby will: (i) violate the articles of incorporation, by-laws, charter or any other equivalent organizational document of Buyer; (ii) violate any law or regulation, including applicable banking regulations, or conflict with, or require any consent or approval under, any judgment, order, writ, decree, permit or license to which Buyer is a party or by which Buyer is bound or affected to the extent its non-compliance would have a material and adverse effect on the ability of Buyer to consummate the transactions contemplated hereby; or (iii) except as to any notification that may be required under the HSR Act, require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority.

                  (d) NO PENDING LITIGATION. There is no pending or, to the best of Buyer's knowledge, threatened suit, action, injunction, investigation, inquiry, or other proceeding against Buyer before any court or government agency, which, in Buyer's good faith judgment, has resulted or will probably result in an order staying or judgment restraining or prohibiting the transactions contemplated hereby or subjecting Seller or Buyer to material liability on the grounds that Buyer has breached any law or regulation or otherwise acted improperly in consummating the purchase and sale transactions contemplated hereby.

                  (e) PERMITS LICENSES AND APPROVALS. Except as to any implied or express regulatory or governmental consent to the transactions contemplated hereby as a result of any filing under the HSR Act, Buyer has all permits, licenses, certificates of authority, orders, and approvals of, and has, or will prior to the Closing Date, have made all filings, applications and registrations with, federal, state, and local governmental or regulatory bodies that are required in order to permit Buyer to conduct its commercial credit business with respect to the Purchased Assets, and all such permits, licenses, certificates of authority, orders, and approvals are in full force and effect.

                  (f) NO BROKER. Buyer has not, directly or indirectly, employed any broker, finder, financial advisor, or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a brokerage, finder's, or other fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

                         ARTICLE 5 CONDITIONS PRECEDENT

         SECTION 5.1 CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE THE PURCHASED ASSETS. The obligation of Buyer to consummate the transactions relating to the purchase of the Purchased Assets contemplated herein shall be subject to the fulfillment of the following conditions (any of which may be waived by Buyer), which conditions Seller agrees to use its commercially reasonable efforts to fulfill (Buyer agrees to use reasonable efforts to cooperate with Seller as it may reasonably request in order to facilitate the satisfaction of these conditions):

                  (a) CLOSING DOCUMENTS. On or prior to the Closing Date, Seller shall have executed and delivered the document(s) set forth in Section 3.3, and such document(s) shall be in full force and effect.

                  (b) COMPLIANCE WITH COVENANTS. Seller shall have performed in all material respects, and be in compliance in all material respects with all of its agreements and covenants under this Agreement.

                  (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date as if made on such date, except for inaccuracies that are not in the aggregate material.

                  (d) CLOSING FILES. On the Closing Date, Seller shall have delivered one copy of the Closing File and the Closing File Supplement to Buyer, or Transferee, via personal courier

(the cost of such personal courier to be at Buyer's expense), and such files when delivered shall (i) be organized in the same manner as the preliminary Closing File and Closing File Supplement provided by Seller pursuant to Section 2.2(a), and (ii) otherwise comply with the specifications provided by Buyer, including with respect to the delivery and formatting thereof.

                  (e) Security Interest Releases. On or prior to the Closing Date, Seller shall have obtained and delivered to Buyer document(s) which evidence the release of any and all security interests in the Purchased Assets (including any control or similar agreements pertaining to any blocked, lockbox, collection, concentration or other deposit account(s), including, without limitation, those listed on the schedule attached to the Cash Management Account Letter, which Seller uses to collect Account Debtor payments as of the Closing Date), including, without limitation, the interests of each Person listed on Schedule 4.2(a), and such intercreditor agreements (including in respect of any funds in or that may subsequently be directed to any deposit account listed on the schedule attached to the Cash Management Account Letter which represent proceeds of any Purchased Account) as are acceptable to Buyer in its sole discretion.

                  (f)      CORPORATE FORMATION DOCUMENTS. NOT LESS THAN THREE
(3) BUSINESS DAYS IMMEDIATELY PRECEDING THE CLOSING DATE, SELLER SHALL HAVE DELIVERED TO BUYER (i) A CERTIFIED (BY THE RESPECTIVE CHIEF FINANCIAL OFFICERS OF SELLER), DULY AUTHORIZED RESOLUTION OF EACH OF THE BOARDS OF DIRECTORS OF SELLER AUTHORIZING THE PURCHASE AND SALE CONTEMPLATED HEREBY, AND (ii) GOOD STANDING CERTIFICATES FOR SELLER FROM THE JURISDICTION IN WHICH EACH OF LI, LSI, AIM AND LTLLC WERE ORGANIZED (AND DATED NOT EARLIER THAN THIRTY (30) DAYS PRIOR THERETO) AND EACH OF SUCH DOCUMENTS SHALL BE IN FULL FORCE AND EFFECT.

                  (g) THE PROGRAM AGREEMENT. Seller shall have executed and delivered to Buyer the Program Agreement.

         SECTION 5.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions relating to the sale of the Purchased Assets contemplated herein shall be subject to the fulfillment on or prior to the Closing Date of the following conditions (any of which may be waived by Seller), which conditions Buyer agrees to use its commercially reasonable efforts to fulfill (Seller agrees to use reasonable efforts to cooperate with Buyer as it may reasonably request in order to facilitate the satisfaction of these conditions):

                  (a) CLOSING DOCUMENTS. On or prior to the Closing Date, Buyer shall have executed and delivered the items set forth in Section 3.2, and such document(s) shall be in full force and effect.

                  (b) COMPLIANCE WITH COVENANTS. Buyer shall have performed in all material respects, and be in compliance in all material respects with all its agreements and covenants under this Agreement.

                  (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date as if made on such date, except for inaccuracies that are not in the aggregate material.

                 ARTICLE 6 ADDITIONAL AGREEMENTS AND COVENANTS

         SECTION 6.1 POST-CLOSING DELIVERIES.

                  (a) Seller agrees that it will use commercially reasonable efforts to forward or remit to Buyer each Business Day any payment or the amount of any payment, as the case may be, on a Purchased Account received by Seller after the Closing Date (in the case of a remittance, net of any amount previously remitted representing a check returned for insufficient funds, a stop-payment or any amount required to be refunded by Seller to or on behalf of the Account Debtor on such Purchased Account, to the extent such amount has not been previously remitted or refunded). Seller shall forward or remit such payment or amount and any accompanying documentation or information provided by the Account Holder and, if reasonably available to Seller, a means of identifying the Account to which such amount or payment is to be applied within three (3) Business Days after Seller's receipt thereof, by wire transfer or overnight delivery to Buyer pursuant to written instructions provided by Buyer to Seller (or such other method as the parties shall mutually agree).

                  (b) Seller hereby appoints and empowers Buyer as its true and lawful attorney-in-fact, with full power of substitution, for the limited purpose of endorsing any check or other instrument made payable to Seller and submitted by an Account Debtor on or after the Closing Date as payment on any Purchased Account for which Buyer is entitled. This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable so long as any such interest is due Buyer.

                  (c) Buyer agrees that it will use commercially reasonable efforts to forward or remit to Seller any payment or the amount of any payment, as the case may be, on any Excluded Account (in the case of a remittance, net of any amount previously remitted representing a check returned for insufficient funds, a stop-payment or any amount required to be refunded by Buyer to or on behalf of the Account Debtor on any such Excluded Account, to the extent such amount has not been previously remitted or refunded), and will promptly forward any other document pertaining to any Excluded Account received after the Closing Date. Buyer shall forward or remit such payment or amount: (i) within fifteen
(15) days if research is required before it can be posted to an Account, and
(ii) in all other cases, within three (3) Business Days after Buyer's receipt thereof each by wire transfer pursuant to written instructions provided by Seller to Buyer (or such other method as the parties shall mutually agree if at any time the volume of remittances no longer justifies use of wire transfer), and including the date, amount and Account number to which such payment is to be applied (to the extent Buyer is able to determine such information).

                  (d) To the extent that Account Documentation relating to Purchased Accounts may be in the possession of Seller, Seller will, within seven
(7) days after the Closing Date, deliver to Buyer, and to the extent that Account Documentation relating to Purchased Accounts may be in the possession of any third party, Seller will use commercially reasonable efforts to cause such third party to deliver to Buyer, such Account Documentation to Buyer at Buyer's address set forth in Section 9.6 in the format and media on which Seller or any third party responsible for such storage currently stores such materials.

         SECTION 6.2 NO SALE OF ASSETS. Without the prior written consent of Buyer, Seller shall not, prior to the Closing Date, sell, lease, assign, transfer, encumber, or otherwise dispose of any of the Accounts, except pursuant to this Agreement or in the ordinary course of the Business.

         SECTION 6.3 TAX ON SALE. Each of Buyer and Seller shall promptly pay in full and when due any Tax imposed upon it under applicable law on the sale of the Purchased Assets from Seller to Buyer under this Agreement.

         SECTION 6.4 PUBLIC ANNOUNCEMENTS. Each of the Parties shall consult with each other before they or any of their respective Affiliates or agents issue any press releases or otherwise make, any public statements with respect to this Agreement and the transactions contemplated hereby, and none of them nor any Affiliate of any of them shall issue any such press release or make any public statement prior to receiving express written approval of the other Parties except, in each case, as may be required by applicable law, regulation (including a reporting requirement of the Securities Exchange Commission), or any listing requirement of any stock exchange, or NASDAQ, applicable to Seller or Buyer. Without limiting the foregoing, the parties agree to provide each other with any such obligatory press release or public statement reasonably in advance of its release and they shall confer in good faith with respect to the content thereof.

         SECTION 6.5 CONFIDENTIALITY.

                  (a) This Agreement, the performance of the parties hereunder and thereunder and the transactions completed hereby and thereby, shall be confidential ("Agreement Confidential Information") and no Party or their officers, directors, shareholders, managers, members, employees, attorneys, accountants, advisors, lenders, agents, successors, assigns or personal representatives shall disclose this Agreement, or any of their respective terms to any other Person except as otherwise required by law or to enforce their rights under this Agreement. Buyer shall not, and shall not permit any of its Affiliates to, disclose any confidential or proprietary information of Seller (the "Seller Confidential Information") to any Person who is not a partner, officer, employee, counsel, or agent of Buyer except with the consent of Seller, or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative or legislative body or committee with jurisdiction over Buyer. Seller shall not, and shall not permit any of its Affiliates to, disclose any confidential or proprietary information of Buyer (the "Buyer Confidential Information") to any Person who is not a partner, officer, manager, member, employee, counsel, or agent of Seller except with the consent of Buyer, or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative, or legislative body or committee with jurisdiction over Seller. Without limiting the generality of the foregoing, any "Information" with respect to which Seller was the "Furnishing Party" under the Confidentiality Agreement dated as of May 15, 2003 between Seller and Buyer shall constitute Seller Confidential Information under this Agreement, and any "Information" with respect to which Buyer was the "Furnishing Party" under such Confidentiality Agreement shall constitute Buyer Confidential Information under this Agreement. The Agreement Confidential Information, the Seller Confidential Information, and the Buyer Confidential Information are hereinafter collectively referred to as the "Confidential Information."

                  (b) In the event that a Party receives a request to disclose any Confidential Information of the Party under such subpoena or order, such Party shall (i) notify such other Party within ten (10) days after receipt of such request; (ii) consult with that Party on the advisability of taking steps to resist or narrow such request; and (iii) if disclosure is required or deemed advisable, cooperate with that Party in any attempt that such Party may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information.

                  (c) Information will not be deemed Confidential Information if (i) the information is already in the possession of or was independently developed by the Party with respect to which the Confidential Information is not concerned and is not otherwise subject to an agreement as to confidentiality; (ii) the information becomes generally available in the public domain other than as a result of a disclosure by such Party or such Party's officers, employees, counsel, or agents; (iii) the information is not acquired from the Party with respect to which it is concerned or persons known to be in breach of an obligation of secrecy to such Party; or (iv) the information is contained in or derived from any Account Documentation delivered to Buyer or is otherwise information Buyer or Buyer's counsel or underwriters determine is reasonably required to be disclosed in connection with the securitization and sale of interests in the Accounts or Indebtedness.

                  (d) For the avoidance of doubt, nothing herein shall be deemed to limit the obligations of either Party under the Program Agreement to protect the confidential information of the other Party pertaining to the Program or the Program Agreement. In that regard, Buyer's confidentiality obligations to Seller under the Program Agreement and Seller's confidentiality obligations to Buyer under the Program Agreement shall extend to all Confidential Information hereunder.

                  (e) Any provisions of this Section 6.5 to the contrary notwithstanding, Seller shall have the right to file a copy of this Agreement with the applicable commission or governmental agency to the extent necessary, in Seller's good faith opinion, to comply with such disclosure laws or regulations (including any reporting requirement of the Securities Exchange Commission), or any listing requirement of any stock exchange, including NASDAQ, applicable to Seller; provided, that Seller shall (i) notify Buyer in writing not less than thirty (30) days prior to any such filing of this Agreement, (ii) redact such terms of this Agreement as Buyer may reasonably request prior to any such filing, and (iii) file a confidential treatment request with respect to such redacted document as part of any such filing.

                  (f) The confidentiality obligations contained in this Agreement or in any other agreement between the parties hereto, as they relate to the Transaction shall not (i) limit any parties' ability to consult with any tax advisor regarding the federal tax treatment or federal tax structure of the Transaction and (ii) apply to the U.S. federal tax structure or U.S. federal tax treatment of the Transaction and each party hereto (and any affiliate or representative of either party hereto) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax structure and U.S. federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the United States Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of

1986, as amended, and shall be construed in a manner consistent with such purpose. Each party hereto acknowledges that it has no proprietary or exclusive rights to the U.S. federal tax structure of the Transaction or any U.S. federal tax matter or U.S. federal tax idea related to the Transaction. For purposes of this Section, "Transaction" means the purchase by and sale of the Purchased Assets between Buyer and Seller as set forth herein.

         SECTION 6.6 PRE-NOTIFICATION OF ACCOUNT DEBTORS; NOTICES TO ACCOUNT DEBTORS. Seller agrees that Buyer may, at its sole cost and expense, notify each Account Debtor of Buyer's expected acquisition of the Purchased Accounts (effective as of the Closing Date) and such other information in connection therewith as Buyer may reasonably determine to include. The notice by Buyer contemplated hereunder may not be sent earlier than December 17, 2003. Following the consummation of the transaction contemplated herein on the Closing Date, Buyer's and Seller's rights to use the Account Debtor List or any information included therein shall be governed by the terms and conditions of the Program Agreement.

         SECTION 6.7 CONVERSION OF ACCOUNTS.

                  (a) Without limiting the any provisions pertaining to the Interim Transition Period (whether in this Agreement or the Program Agreement), with respect to all Purchased Accounts, on and after the Closing Date, Buyer shall be responsible, at its own expense, for: (i) handling any and all Account Debtor service issues and any and all losses resulting from service issues to the extent arising after the Closing Date; provided, that Buyer shall nonetheless be responsible for credit losses on all Purchased Accounts because the same were taken into account in the Imbedded Loss calculation referred to in
Section 2.3; and (ii) refunding credit balances to the extent such credit balances were taken into account and applied in computing the Purchase Price as a reduction thereof.

                  (b) As of the end of the Interim Transition Period (the expiration of which Buyer shall have notified Seller at least ten (10) days in advance), Seller shall deliver, at Seller's expense, a copy of the Conversion Tape and of the Conversion Tape Supplement to Buyer (in both cases in the form and format previously provided to Buyer during the Interim Transition Period) via overnight express mail service to Buyer at such address as Buyer shall direct in writing. Such tapes shall provide true and correct information in respect of the Purchased Accounts as of the date provided (based on the information reasonably available as of such date). In the event Buyer (or Transferee) is unable to successfully load, balance and validate on its systems the Conversion Tape and, as appropriate, the Conversion Tape Supplement as delivered by Seller pursuant to this Section 6.7(b), Seller shall deliver, at its expense, to Buyer an additional copy or new version of the Conversion Tape and/or the Conversion Tape Supplement not later than twenty-four (24) hours after receipt of notice from Buyer. Buyer shall be responsible, at its own expense, for conducting the conversion of Purchased Accounts onto its systems, including without limitation, the process of Account Debtor change in terms and other notifications. Without limiting the foregoing and subject to the terms of the Program Agreement, Seller agrees that it shall provide in a timely fashion such assistance and necessary materials for such conversion (including, among other things reasonably requested by Buyer, providing test tapes and data mapping assistance). Seller shall bear all of its deconversion expenses.

         SECTION 6.8 FURTHER ASSISTANCE.

                  (a) The Parties will use their respective commercially reasonable efforts to (i) obtain the satisfaction of the conditions set forth in
Article 5 hereof, (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of their respective obligations under this Agreement, and (iii) consummate and make effective the transactions contemplated by this Agreement. The Parties agree to execute and deliver, or cause to be executed and delivered, such other and further instruments or documents as may be necessary, convenient, or proper to carry out effectively the transactions contemplated herein, and/or to fulfill the purposes and intentions of this Agreement. Without limiting the generality of this Section 6.8(a), Buyer and Seller shall cooperate to effect the dual use of Seller's customer service and any other telephone numbers having a dual function which includes Account or credit application processing or administration, so that such telephone numbers are available for the use in connection with the Program on the first Business Day following the Closing Date.

                  (b) Each of Buyer and Seller agrees to give prompt notice to the other within ten (10) days of the occurrence or discovery, whichever is later, of any failure to comply with the obligations such Party has undertaken pursuant to this Agreement or that might reasonably be expected to give rise to a Termination Event or otherwise preclude the consummation of the transactions contemplated by this Agreement.

                  (c) During the one hundred twenty (120) days immediately following the Closing Date, Seller will provide commercially reasonable assistance to Buyer in providing such additional information as Buyer may reasonably require with respect to the Purchased Assets, including, but not limited to information with respect to payments, credits, purchases, applicants, and Account Debtors. In addition, Seller will promptly forward to Buyer any document or correspondence pertaining to a Purchased Account received after the Closing Date.

                  (d) Without limiting the provisions of the Program Agreement pertaining to the Interim Transition Period, Seller shall provide such preliminary and/or test Conversion Tapes and Conversion Tape Supplements then in existence as Buyer may reasonably request to facilitate the conversion of the Purchased Accounts from Seller's systems onto Buyer's Systems.

                  (e) After the Closing Date, Seller will cause its "customer service department" to direct telephone inquiries received from any Accountholder to the applicable cardholder customer service telephone numbers designated by Buyer.

                  (f) Seller hereby authorizes Buyer to execute and file such financing statements, prepared by Buyer for filing, which are reasonably necessary to give notice of Buyer's interest in the Purchased Assets. Seller further authorizes Buyer to pre-file any such financing statements sufficiently in advance of the Closing Date so as to receive confirmation of the filing of such financing statements prior to the Closing Date.

                  (g) Prior to the Closing Date, Seller shall (i) cause all of Seller's right title and interest in the "lockbox" deposit account at National City Bank and in each account listed on the schedule attached to that certain letter from Seller to Buyer, dated December 16, 2003 (the "Cash

Management Account Letter") to be transferred to Buyer for use from and after the Closing Date, and Buyer shall cooperate with Seller to effectuate such transfer, and (ii) use its commercially reasonable efforts to cause PNC Bank, National Association to transfer dominion and control over all such accounts, and in any funds contained therein representing proceeds of any Purchased Account, to be transferred to Buyer. In connection therewith, Seller shall obtain the assignment, release or other delegation of rights acceptable to Bank of any control agreement encumbering or restricting Seller's interest therein. Seller represents and warrants to Buyer that (i) the only blocked, lockbox, collection, concentration or other deposit account(s) which Seller uses to collect, direct or administer Account Debtor payments as of the Closing Date are those set forth on the schedule attached to the Cash Management Account Letter, and (ii) Account Debtors are not directed to remit payments due on Accounts other than to the deposit accounts listed on the schedule attached to the Cash Management Account Letter (it being understood that Account Debtors are allowed to make payments on their Accounts at Seller's Service Centers(R)).

         SECTION 6.9 PRESERVATION OF BUSINESS.

                  (a) From the Effective Date until the Closing Date (i) Seller shall conduct the Business only in the ordinary course of business and in substantially the same manner as heretofore conducted in accordance with sound business practices, (ii) Seller shall perform all of its obligations under all Account Debtor Agreements or otherwise relating to or affecting the Purchased Assets, (iii) Seller shall maintain service levels for Account Debtors consistent with historical practices, including, without limitation, service levels with respect to collections, sales authorizations and credit line management, billings and customer service, (iv) except upon the request of Buyer, Seller shall not take any action or fail to take any action under this Agreement or with respect to the Accounts, the Indebtedness or any of the other Purchased Assets that will impair any rights of Buyer with respect thereto, and
(v) Seller shall promptly correct any errors that become known to either Party with respect to any aspect of the processing of the Accounts or the Indebtedness.

                  (b) Prior to the Closing Date, except to the extent required by law, Seller shall not (i) alter its underwriting criteria for prospective Account Debtors (ii) alter its underwriting criteria for sales authorizations or credit line management, (iii) alter its Account collection or write-off policies or procedures, or (iv) take any other action that may adversely affect the quality of the Purchased Accounts, or the relationship between Seller and any Account Debtor, without Buyer's prior written consent. Additionally, except as set forth in the Program Agreement or to the extent required by law, Seller will not send a "change in terms" notice to Account Debtors without Buyer's prior written consent.

         SECTION 6.10 HSR ACT COMPLIANCE. If required by applicable law or regulation, Seller and Buyer shall complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act. Buyer and Seller shall use commercially reasonable efforts (including the filing of a request for early termination) to file such notification and report and obtain the early termination of the waiting period under the HSR Act. Buyer shall pay all HSR Act filing fees and any other HSR Act related fees to a governmental authority in connection with the transactions contemplated herein. The parties shall otherwise bear their respective costs of preparing such notification and report.

         SECTION 6.11 SPONSOR CONSENTS; FILINGS. To the extent not previously completed as of the Effective Date, promptly thereafter Seller shall take, prepare, make or file with each appropriate third-party and governmental authority, all actions, filings, and requests for approvals, consents, permits, authorizations and waivers that are required from each such third party and governmental authority for the consummation of the transactions contemplated by this Agreement and the operation of the Business and the Purchased Assets by Buyer after Closing. Seller shall diligently and expeditiously seek to prosecute, and Buyer shall cooperate and assist with such prosecution, all such actions, filings, and requests for approvals, consents, permits, authorizations and waivers. The parties agree that the actions required pursuant to this
Section 6.11 include, but are not limited to, compliance with (a) consent from any guarantors of any Purchased Accounts, (b) collateral releases from or intercreditor agreements acceptable to Buyer for each entity listed on Schedule 4.2(a), and (c) consents, releases or other appropriate arrangements allowing Seller to transfer to Buyer, and Buyer to use as contemplated herein, the Account Processing System.

                           ARTICLE 7 INDEMNIFICATION

         SECTION 7.1 INDEMNIFICATION BY SELLER. Seller agrees to indemnify and hold harmless Buyer, its Affiliates and the officers, directors, employees and agents of Buyer and its Affiliates (the "Buyer Indemnified Parties"), from any liability, loss, cost, expense or damages (including, without limitation, reasonable attorneys' fees, punitive damages and any interest thereon), which results from or is caused by (i) the Breach of any of Seller's representations or warranties contained in this Agreement, (ii) the Breach by Seller of any of its covenants or agreements contained in this Agreement, (iii) Seller's acts or omissions or failure to satisfy any of its obligations or liabilities to third parties in respect of the Purchased Assets incurred up to the Cut-Off Time; (iv) any other claim, demand, allegation, offset, defense or counterclaim of any Account Debtor against any Buyer Indemnified Party relating to the Purchased Assets to the extent the basis of such claim, demand, allegation, offset, defense or counterclaim arose prior to the Cut-Off Time; and (v) Buyer's use of or training on the Account Processing System through the Closing Date; provided, that in no event shall Seller be obligated under this Article 7 to indemnify the Buyer Indemnified Parties against any liability, loss, cost, expense or damages, which shall result solely from the willful or negligent acts or omissions of the Buyer Indemnified Parties, but provided nevertheless that if Buyer and Seller are jointly sued by a third party and Buyer and Seller are held to be liable as joint tortfeasors by a court of competent jurisdiction, then the allocation of loss between Buyer and Seller under any of clauses (i) through (iv) above shall be as determined by such court. Notwithstanding the foregoing, Seller shall have no obligation or liability to any Buyer Indemnified Party under this Section 7.1 or the events or circumstances referred to in this Section 7.1: (A) with respect to liability, loss, cost, expense or damages resulting from any claim arising or asserted by any Buyer Indemnified Party or any other Person, more than two (2) years after the earlier of the Closing Date or any Termination Event (provided, that the foregoing two (2) year limitation shall not apply to any liability, loss, cost, expense or damages of any Buyer Indemnified Party arising from (x) the failure of Seller to satisfy any obligation to pay any Tax pertaining to the Purchased Assets, including Seller's obligations as provided for under Section 6.3, (y) the Breach of any representation or warranty in Section 4.2(b), or (z) any covenant that by its terms extends beyond such two (2) year period), or (B) until the aggregated amount of all liabilities, losses, costs, expenses or damages suffered or incurred by the Buyer Indemnified Parties that would otherwise be covered under this Section

7.1 exceeds Two Hundred Thousand Dollars ($200,000) (without duplication in the case of joint or joint and several liability of multiple Buyer Indemnified Parties), at which time Seller shall be obligated to indemnify the Buyer Indemnified Parties for all amounts up to and exceeding $200,000, including all future amounts subject to indemnification by Seller under this Section 7.1.

         SECTION 7.2 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless Seller, its Affiliates and the officers, directors, managers, members, employees and agents of Seller and its Affiliates (the "Seller Indemnified Parties"), from any liability, loss, cost, expense or damages (including, without limitation, reasonable attorneys' fees, punitive damages and any interest thereon), which: results from or is caused by (i) the Breach of any of Buyer's representations or warranties contained in this Agreement, (ii) the Breach by Buyer of any of its covenants or agreements contained in this Agreement, (iii) Buyer's acts or omissions or failure to satisfy any of its obligations or liabilities to third parties in respect of the Purchased Assets on or after the Cut-Off Time (but only to the extent the basis of such liabilities arose thereafter), and (iv) any other claim, demand, allegation, offset, defense or counterclaim of any Account Debtor against any Seller Indemnified Party asserted after the Cut-Off Time and relating to the Purchased Accounts (but only to the extent the basis of such claim, demand, allegation, offset, defense or counterclaim arose thereafter); provided, that in no event shall Buyer be obligated under this Article 7 to indemnify the Seller Indemnified Parties against any liability, loss, cost, expense or damages, which shall result solely from the willful or negligent acts or omissions of the Seller Indemnified Parties, but provided nevertheless that if Buyer and Seller are jointly sued by a third party and Buyer and Seller are held to be liable as joint tortfeasors by a court of competent jurisdiction, then the allocation of loss between Buyer and Seller under any of clauses (i) through (iv) above shall be as determined by such court. Notwithstanding the foregoing, Buyer shall have no obligation or liability to any Seller Indemnified Party under this Section
7.2 or the events or circumstances referred to in this Section 7.2: (A) with respect to liability, loss, cost, expense or damages resulting from any claim arising or asserted by any Seller Indemnified Party or any other Person, more than two (2) years after the earlier of the Closing Date or any Termination Event (provided, that the foregoing two (2) year limitation shall not apply to any liability, loss, cost, expense or damages of Seller arising from (x) the failure of Buyer to satisfy any obligation to pay any Tax pertaining to the Purchased Assets, including Buyer's obligations as provided for under Section 6.3, or (y) any covenant that by its terms extends beyond such two (2) year period), or (B) until the aggregated amount of all liabilities, losses, costs, expenses or damages suffered or incurred by the Seller Indemnified Parties that would otherwise be covered under this Section 7.2 exceeds Two Hundred Thousand Dollars ($200,000) (without duplication in the case of joint or joint and several liability of multiple Buyer Indemnified Parties), at which time Buyer shall be obligated to indemnify the Seller Indemnified Parties for all amounts up to and exceeding $200,000, including all future amounts subject to indemnification by Buyer under this Section 7.2.

         SECTION 7.3 PROCEDURES.

                  (a) In the event any claim is made, or any suit or action is commenced, against either Buyer or Seller with respect to which such Party may seek indemnification under this Article 7 from the other Party, then such Party shall give notice thereof to the Party from whom indemnification is sought hereunder. The Party against which such claim is made, or any suit or action is commenced, will hereinafter be referred to as the "Indemnified Party"; the Party to which such notice is given will hereinafter be referred to as the "Indemnifying Party." Such notice must be given within fifteen (15) days of the Indemnified Party's receipt of notice of any such claim, suit or action. The Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent the Indemnifying Party notifies the Indemnified Party in writing, to assume, at the Indemnifying Party's expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable, except as provided in Section 7.3(b), to such Indemnified Party under this Section 7.3 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.

                  (b) The Indemnified Party shall have the right to employ its own counsel if the Indemnified Party elects, with the consent of the Indemnifying Party, to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party's expense, unless (i) the employment of such counsel, at the Indemnifying Party's expense, shall have been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall not have employed counsel to take charge of the defense within thirty (30) days after the Indemnifying Party shall have elected to assume the defense thereof, or (iii) there is a reasonable basis on which the Indemnified Party's interests may differ from those of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party.

                  (c) The Indemnified Party shall have the right to reject any settlement of claims against the Indemnified Party, approved by the Indemnifying Party, if the Indemnified Party waives its right to indemnification hereunder or if the settlement requires any obligation other than the payment of money or if the settlement of such action does not result in a full and complete release of the Indemnified Party with respect to the specific claim being settled. The Indemnified Party shall have the right to settle any third party claim over the objection of the Indemnifying Party; provided, that if the Indemnifying Party is contesting such claim in good faith and has assumed the defense of such claim from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. Any such settlement or compromise of, or any final judgment or decree entered on or in, any claim, suit or action which the Indemnified Party defended or participated in the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnified Party as fully as if the Indemnifying Party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

                  (d) In the event that the Indemnifying Party reimburses the Indemnified Party for any third party claim, the Indemnified Party shall remit to the Indemnifying Party any reimbursement that the Indemnified Party subsequently receives for such third party claim.

         SECTION 7.4 LIMITATIONS ON INDEMNIFICATION.

                  (a) If the Indemnified Party fails to give notice of any claim being made or any suit or action being commenced in respect of which indemnification under this Article 7 may be sought within fifteen (15) days of the Indemnified Party's receipt of notice thereof, such failure shall not limit the liability of the Indemnifying Party; provided, that this provision shall not be deemed to limit the Indemnifying Party's rights to recover for any loss, cost, or expense that it can establish resulted from such failure to give prompt notice.

                  (b) The language set forth in this Article 7 governs the obligations of the parties with respect to the subject matter thereof, but shall not be deemed to limit the rights which either Party might otherwise have at law or in equity. For the avoidance of doubt, the provisions of this Article 7 shall be limited to the subject matter of this Agreement and shall not extend to any transactions or arrangements between Buyer and Seller not related to the Purchased Assets.

         SECTION 7.5 REMEDY FOR BREACH OF ACCOUNT REPRESENTATIONS. Buyer shall have the right, with respect to any Purchased Account and its related Purchased Assets, if the representations and warranties set forth in Section 4.2 were not accurate as and when made or deemed made, to sell back such Account, and the related Purchased Assets to Seller at a purchase price equal to 100% of the original purchase price for such Purchased Assets, less the aggregate amount of any payments of Indebtedness made to Buyer relating to such Accounts; provided, that (i) this Section 7.5 shall not limit Buyer's rights pursuant to Section 3.4(c) hereof, (ii) Buyer's right to require Seller to re-purchase any Purchased Account shall terminate as of the date that is two-hundred forty (240) days after the Closing Date, and (iii) the indemnification provisions set forth in
Section 7.1 above will apply in any case in which Buyer suffers any liability, loss, cost or expense arising from or relating to any action taken by Buyer or a third party resulting from the non-conformance of the representations and warranties set forth in Section 4.2.

         SECTION 7.6 SURVIVAL; REMEDIES.

                  (a) Except as set forth in the next sentence, it is understood and agreed that the representations, warranties and covenants set forth in this Agreement, or in any certificate or instrument delivered in connection with this Agreement, shall survive the Closing for a period of two
(2) years. The foregoing notwithstanding, the representations and warranties set forth in Section 4.2(b) and the covenants set forth in this Agreement which by their terms extend beyond two (2) years after the Closing (including the obligations of the Parties pursuant to Sections 6.3, 6.4 and 6.5 with respect to Tax payments, public announcements and Confidential Information) shall survive the Closing, shall inure to the benefit of each Buyer and Seller, as the case may be, and any assignee thereof without limitation. Subject to the provisions of this Section 7.6 and the limitations in Sections 7.1 and 7.2, all obligations of an Indemnifying Party to indemnify an Indemnified Party under this Article 7 shall survive the Closing or any termination of this Agreement.

                  (b) Except as otherwise expressly provided, the rights and remedies set forth in this Agreement are cumulative and are not exclusive of any rights or remedies that either Party may otherwise have at law or equity; provided, that any claim or action based on termination caused by the failure of either Party to fulfill the conditions precedent set forth in this Agreement shall be brought solely against such Party. Except as otherwise expressly provided herein, the sole and exclusive remedy of either Party for any claims with respect to the matters set forth in this Agreement or with respect to any of the documents contemplated hereby shall be the indemnification and other rights set forth in this Article 7.

                             ARTICLE 8 TERMINATION

         SECTION 8.1 TERMINATION OF ACCOUNT PORTFOLIO PURCHASE. The obligations of the Parties in respect of the purchase and sale of the Purchased Assets may be terminated prior to the Closing Date:

                  (a)      by mutual written consent of the Parties;

                  (b) by LI, on behalf of Seller, if Closing has not occurred as of March 31, 2004 as a result of the failure of Buyer to satisfy or cause to be satisfied any of the Conditions to Closing set forth in Section 5.2 (including as a result of a Force Majeure Event impacting Buyer's ability to satisfy such conditions), and Seller shall have determined, in its sole discretion, not to waive any such condition(s);

                  (c) by Buyer if Closing has not occurred as of March 31, 2004 as a result of the failure of Seller to satisfy or cause to be satisfied any of the Conditions to Closing set forth in Section 5.1 (including as a result of a Force Majeure Event impacting Seller's ability to satisfy such closing conditions), and Buyer shall have determined, in its sole discretion, not to waive any such condition(s);

                  (d) by LI, on behalf of Seller, if there is a material Breach of any covenant or obligation of Buyer and such Breach shall not have been cured within ten (10) days after the delivery of notice thereof to Buyer; or

                  (e) by Buyer if there is a material Breach of any covenant or obligation of Seller and such Breach shall not have been cured within ten (10) days after the delivery of notice thereof to the Seller.

         SECTION 8.2 NOTICE OF TERMINATION. Upon written notification by Buyer or Seller, as the case may be, to the other of the occurrence of any of the events giving rise to a right of termination under Section 8.1, this Agreement shall be terminated effective as of the date notice of termination is delivered (the "Termination Date"), and the respective obligations of each of the parties hereunder shall cease except as otherwise expressly set forth in Section 8.3. Upon the giving of such notice by Buyer or Seller, the event giving rise to the termination of this Agreement shall thereafter be referred to herein as a "Termination Event".

         SECTION 8.3 EFFECT OF TERMINATION. Except as set forth in this Section 8.3, any Termination Event shall be without cost or liability to either Party other than the cost or liability arising out of such Party's failure to perform hereunder (including, without limitation, for its Breach of any representation, warranty, covenant or agreement contained in this Agreement); provided, that (i) Sections 6.4 and 6.5 shall survive any such termination, and (ii) the indemnification obligations of each Party pursuant to Article 7 shall survive any such termination solely with respect to any liabilities, losses, costs or expenses of an indemnified Party for which indemnification is provided in
Article 7 and which arise out of any claim, action, suit or proceeding against the indemnified Party by a third party. Notwithstanding the foregoing, upon the occurrence of any Termination Event pursuant to Section 8.1(c) (but only if Seller fails to satisfy the condition set forth in Section 5.1(e) in respect of
Section 4.2(b) as it pertains to the liens or encumbrances of PNC Bank, National Association, as agent, on the Purchased Assets), Seller shall pay Buyer the sum of Five Hundred Thousand Dollars ($500,000) in immediately available funds within five (5) Business Days following said Termination Event pursuant to written wire instructions provided to Seller by Buyer.

                            ARTICLE 9 MISCELLANEOUS

         SECTION 9.1 NO RECOURSE. Except as expressly set forth herein, the purchase of the Purchased Assets by Buyer and the sale of the Purchased Assets by Seller shall be without any recourse to, or other representations or warranties by, one Party to the other Party.

         SECTION 9.2 NO WAIVER. Failure or delay on the part of either Party to exercise any right provided for herein, shall not act as a waiver thereof, nor shall any single or partial exercise of any right by a Party preclude the exercise of any other right or the further exercise of such right thereof. In no event shall a term or provision of this Agreement be deemed to have been waived, modified, or amended, unless said waiver, modification or amendment is in writing and signed by all of the Parties hereto.

         SECTION 9.3 NO JOINT VENTURE. Nothing in this Agreement shall be deemed to create a partnership or joint venture between either of the Parties. Except as expressly set forth herein, no Party shall have any authority to bind or commit the other Parties.

         SECTION 9.4 PAYMENT TERMS. Payment of the Estimated Purchase Price under Section 2.3 shall be made by wire transfer in lawful money of the United States, immediately available funds. The wire instructions for payments to Seller and Buyer, respectively, shall be provided to the other party in writing not less than three (3) Business Days prior to the Closing Date. All other payments under this Agreement shall be made as set forth in this Agreement or by other means acceptable to the Buyer and Seller.

         SECTION 9.5 ENTIRE AGREEMENT. Except for the information contained in the Cash Management Account Letter, which information is incorporated herein by reference, each Party acknowledges that no representations, agreements, or promises were made to it by the other Parties or any of the other Parties' employees other than those representations, agreements, or promises specifically contained in or contemplated by this Agreement. This Agreement (a) sets forth the entire understanding among the Parties hereto with respect to the purchase and sale transaction contemplated hereby, (b) supersedes all negotiations, prior discussions and agreements with respect to the transactions contemplated hereby, including without limitation, the Confidentiality Agreement dated May 15, 2003 between Seller and Buyer, the Written Proposal Regarding the Program dated August 11, 2003 between Seller and Buyer, and the Letter of Intent dated September 5, 2003 between Seller and Buyer, and (c) shall be binding on and shall inure to the benefit of each Party and their respective successors and assigns, except as otherwise provided herein. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Parties with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement. For the avoidance of doubt, the terms and conditions of this Agreement shall not supercede or take priority over the terms and conditions of the Program Agreement, it being the intent of the parties hereto that both documents be interpreted in a manner that gives fullest effect to the terms and conditions of both agreements.

         SECTION 9.6 NOTICES. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested, postage prepaid, by fax if immediately followed by registered or certified mail, or by a nationally recognized overnight delivery service to:

                  (a)      Buyer:

                  GE Capital Financial Inc.
4246 South Riverboat Road, Suite #300
Salt Lake City, Utah 84123
Attention: President

with copies to:

                           GE Capital Financial Inc.
                           4246 South Riverboat Road, Suite #300
                           Salt Lake City, Utah 84123
                           Attention:   Counsel

                  (b)      Seller, care of:

                           LESCO, Inc.
                           15885 Sprague Road
                           Strongsville, Ohio 44136
                           Attention: Chief Financial Officer

with copies to:

                           LESCO, Inc.
                           15885 Sprague Road
                           Strongsville, Ohio 44136
                           Attention: Law Department

         SECTION 9.7 MODIFICATION. This Agreement may not be modified except by a writing signed by each Party.

         SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the State of Utah without regard to internal principles of conflict of laws.

         SECTION 9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity of unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such jurisdiction or in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         SECTION 9.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assignable by either Party without the written consent of each of the other Parties; provided either Party may engage an Affiliate to perform those of its obligations under Article 6 of this Agreement to the extent such Party routinely delegates any of such obligations in the ordinary course of its business and so long as such delegating Party remains primarily liable for the payment and/or performance of any such assigned obligation(s) hereunder. For the avoidance of doubt, Buyer and Seller may not assign their rights or obligations to buy and sell, respectively, the Purchased Assets hereunder.

         SECTION 9.11 NO THIRD PARTY BENEFICIARIES. This Agreement is not for the benefit of any third party and nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         SECTION 9.12 JOINT AND SEVERAL OBLIGATIONS. Each obligation of LI, LSI, AIM and LTLLC hereunder shall be a joint and several obligation of all of them. For all purposes of this Agreement, notice given to or demand made upon LI shall be deemed to be notice given to or demand made upon each Seller entity. Seller covenants for the benefit of Buyer to enter into such agreements and to make such other arrangements as may be necessary to ensure that each of LI, LSI, AIM and LTLLC receives copies of all such notices or demands from the other entities constituting Seller hereunder. Whenever this Agreement requires that payments be made to Seller or to any of LI, LSI, AIM and LTLL, Buyer may make such payments directly to any of LI, LSI, AIM and LTLLC, which Person shall receive such payment in trust for itself and the other entities constituting Seller entitled to all or any portion thereof. Buyer shall have no obligation to ensure and no liability for the correct application of any payments made by it among the different entities constituting Seller. Buyer may exercise its rights under this Agreement against any of LI, LSI, AIM and LTLLC.

         SECTION 9.13 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.14 EXPENSES. Except as otherwise specifically provided herein, all costs and expenses in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such costs and expenses.

         SECTION 9.15 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. For purposes of the execution of this Agreement, fax signature pages shall be treated in all respects as original signature pages.

         SECTION 9.16 WAIVER OF JURY TRIAL. The Parties waive all right to trial by jury in any action or proceeding to enforce or defend any rights pursuant hereto.

                  IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

                  BUYER:

GE CAPITAL FINANCIAL INC.

By:_______________________________
Name:_____________________________
Its:______________________________

SELLER:

LESCO, INC.

By:_______________________________
Name: Jeffrey Rutherford
Its:  Senior Vice President and Chief Financial Officer

LESCO SERVICES, INC.

By:_______________________________
Name: Jeffrey Rutherford
Its:  Vice President and Chief Financial Officer

LESCO TECHNOLOGIES, LLC

By:_______________________________
Name: Jeffrey Rutherford
Its:  Vice President and Chief Financial Officer

AIM LAWN & GARDEN PRODUCTS, INC.

By:_______________________________
Name: Jeffrey Rutherford
Its:  Vice President and Chief Financial Officer

                                  SCHEDULE 2.3

                              TO PURCHASE AGREEMENT

                         CALCULATION OF IMBEDDED LOSSES

Imbedded Losses will be calculated based on the delinquency high point during the month prior to the Closing Date (subject to projected variances between months). Buyer will utilize their Standard Roll Model, which calculates portfolio delinquency according to Buyer's average collection efficiency rates by delinquency stage for the Purchased Accounts included in the File (Buyer calculates write-offs as 33% of 91-180 delinquent receivables).

                                   {REDACTED}

                                 SCHEDULE 4.2(a)

                              TO PURCHASE AGREEMENT

                              EXISTING ENCUMBRANCES

1. PNC BANK, NATIONAL ASSOCIATION, AS AGENT

2. AVENTIS CROPSCIENCE

3. AVENTIS CROPSCIENCE USA LP

4. BAYER CORPORATION

5. BAYER CROPSCIENCE LP

6. NOVARTIS CROP PROTECTION INC.

7. ZENECA INC.

8. BASF

9. BECKER UNDERWOOD

THE FOREGOING REFERENCE TO EACH OF THE ABOVE REFERENCED ENTITIES INCLUDES THE SUCCESSORS INTEREST THERETO (WHICH SUCCESSOR MAY HAVE A DIFFERENT CORPORATE
NAME).

                                   EXHIBIT A-1
                                       TO
                      PORTFOLIO PURCHASE AND SALE AGREEMENT
                                    (FORM OF)
                          PRELIMINARY CLOSING STATEMENT

Pursuant to Section 2.2(d) of the Portfolio Purchase and Sale Agreement dated as of December 29, 2003, by and between GE Capital Financial, Inc. and Lesco, Inc., LESCO Services, Inc., AIM Lawn & Garden, Inc. and LESCO Technologies, LLC (the "Agreement"), the Estimated Purchase Price as of the Cut-Off Time shall be an amount equal to the result of the following computation set forth in Parts I and II below.

                                                                                                                 PROX
                                                                                         BRC         PROX     W/RECOURSE   TOTAL
                                                                                         ---         ----     ----------   -----
I.          RECEIVABLES ON SELLER'S BOOKS (to be completed by Seller)
(1)                     Beginning LESCO, Inc. Receivables Balance - AS OF DEC  XX,
                        2003                                                          $0.00       $0.00       $0.00       $0.00

(2)         minus       RECEIVABLES ON EXCLUDED ACCOUNTS:
                        Reaffirmation                                                 $0.00       $0.00       $0.00       $0.00
                        Should be written-off prior to 12/29/03 or Settled Accounts   $0.00       $0.00       $0.00       $0.00
                        120+ days or more delinquent                                  $0.00       $0.00       $0.00       $0.00
                        Bankrupt                                                      $0.00       $0.00       $0.00       $0.00
                        Fraud                                                         $0.00       $0.00       $0.00       $0.00
                        Lost/stolen                                                   $0.00       $0.00       $0.00       $0.00
                        Deceased                                                      $0.00       $0.00       $0.00       $0.00
                        Permanently Closed                                            $0.00       $0.00       $0.00       $0.00
                        Disputed Accounts                                             $0.00       $0.00       $0.00       $0.00
                        Skip Accounts                                                 $0.00       $0.00       $0.00       $0.00
                        Consumer Accounts                                             $0.00       $0.00       $0.00       $0.00
                        Other - Foreign address, litigation, test, NSF etc            $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------
            minus       Total Excluded Accounts by Program*                           $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------

(3)         equals      Purchased Accounts                                            $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------
{REDACTED}  {REDACTED}  {REDACTED}                                                    {REDACTED}  {REDACTED}  {REDACTED}  {REDACTED}
                                                                                      ---------------------------------------------
(5)         equals      Adjusted LESCO, Inc. Receivables on Seller's Books            $0.00       $0.00       $0.00       $0.00

(6)         less        Imbedded Losses                                               $0.00       $0.00       n/a         $0.00
                                                                                      ---------------------------------------------

                                                                                      ----------------------------------------------
(7)         equals      Purchase Price                                                $0.00       $0.00       n/a         $0.00
                                                                                      ----------------------------------------------
(8)                     Settlement Date Cash Due                                                                          $0.00

---------------------------------------                  -----------------------
By GE Capital Financial, Inc. / Date                     By LESCO, Inc./ Date

  * Excluded account buybacks may also be handled outside of closing statement.

                                   EXHIBIT A-2
                                       TO
                      PORTFOLIO PURCHASE AND SALE AGREEMENT
                                    (FORM OF)
                             FINAL CLOSING STATEMENT

The following Final Closing Statement is prepared in accordance with Section 3.4(a) of the Portfolio Purchase and Sale Agreement dated as of December 29, 2003, by and between GE Capital Financial, Inc. and Lesco, Inc., LESCO Services, Inc., AIM Lawn & Garden, Inc. and LESCO Technologies, LLC (the "Agreement"), and reconciles the Estimated Purchase Price with the Purchase Price as of the Cut-Off Time.

                                                                                                                 PROX
                                                                                         BRC         PROX     W/RECOURSE    TOTAL
                                                                                         ---         ----     ----------    -----
I.          RECEIVABLES ON SELLER'S BOOKS (to be completed by Seller)
(1)                     Beginning LESCO, Inc. Receivables Balance - AS OF DEC XX,
                        2003                                                          $00.00      $0.00       $0.00       $0.00

(2)         minus       RECEIVABLES ON EXCLUDED ACCOUNTS:
                        Reaffirmation                                                 $0.00       $0.00       $0.00       $0.00
                        Should be written-off prior to 12/29/03 or Settled Accounts   $0.00       $0.00       $0.00       $0.00
                        120+ days or more delinquent                                  $0.00       $0.00       $0.00       $0.00
                        Bankrupt                                                      $0.00       $0.00       $0.00       $0.00
                        Fraud                                                         $0.00       $0.00       $0.00       $0.00
                        Lost/stolen                                                   $0.00       $0.00       $0.00       $0.00
                        Deceased                                                      $0.00       $0.00       $0.00       $0.00
                        Permanently Closed                                            $0.00       $0.00       $0.00       $0.00
                        Disputed Accounts                                             $0.00       $0.00       $0.00       $0.00
                        Skip Accounts                                                 $0.00       $0.00       $0.00       $0.00
                        Consumer Accounts                                             $0.00       $0.00       $0.00       $0.00
                        Other - Foreign address, litigation, test, NSF etc            $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------
            minus       Total Excluded Accounts  by Program*                          $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------

(3)         equals      Purchased Accounts                                            $0.00       $0.00       $0.00       $.00
                                                                                      ---------------------------------------------
{REDACTED}  {REDACTED}  {REDACTED}                                                    {REDACTED}  {REDACTED}  {REDACTED}  {REDACTED}
                                                                                      ---------------------------------------------
(5)         equals      Adjusted LESCO, Inc. Receivables on Seller's Books            $0.00       $0.00       $0.00       $0.00

(6)         less        Imbedded Losses                                               $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------
(7)         Equals      Purchase Price                                                $0.00       $0.00       $0.00       $0.00
                                                                                      ---------------------------------------------

                                                                                      ----------------------------------------------

                                                                                      ----------------------------------------------
(8)                     Settlement Date Cash Due                                                                          $0.00
                                                                                      ----------------------------------------------
(9)         Minus       Valuation Date/Preliminary Closing Date Cash Paid                                                 $0.00
                                                                                      ----------------------------------------------
(10)        Equals      Adjustment to Seller/Buyer                                                                        $0.00
                                                                                      ----------------------------------------------
(11)        Plus        Interest @ Fed Funds Rates                                                                        $0.00
                                                                                      ----------------------------------------------
(12)        Equals      Adjusting Wire due LESCO/GE Capital Financial                                                     $0.00

--------------------------------------------------------------------------------
By GE Capital Financial, Inc. / Date                        By LESCO, Inc./ Date

  * Excluded account buybacks may also be handled outside of closing statement.

                                   EXHIBIT A-3
                                       TO
                      PORTFOLIO PURCHASE AND SALE AGREEMENT
                                    (FORM OF)
                               VALUATION STATEMENT

           BRC, Prox,
           Excluded,
             Full                                                       2003     LESCO                    BK
           Recourse,     Acct      City,   01-120   120+   Unapplied    YTD      Credit       LESCO    indicator
Acct #    Net Invoice    Name      State    Delq    Delq    Cash/Cr     Sales    Limit      Risk Code  from D&B
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                                       TO

                      PORTFOLIO PURCHASE AND SALE AGREEMENT

                                    (Form of)
                                  BILL OF SALE

                  THIS BILL OF SALE (this "Bill of Sale") is made and entered into as of {DATE} by and among LESCO, Inc., an Ohio corporation ("LI"), LESCO Services, Inc., an Ohio corporation ("LSI"), AIM Lawn & Garden Products, Inc., an Ohio corporation ("AIM"), and LESCO Technologies, LLC, a Nevada limited liability company ("LTLLC", and together with LI, LSI and AIM, "Seller"), pursuant to that certain Portfolio Purchase and Sale Agreement dated as of {DATE}, (the "Purchase Agreement") by and among Seller and GE Capital Financial Inc. ("Buyer"). Capitalized terms not otherwise defined herein have the meanings given such terms in the Purchase Agreement.

                  WHEREAS, Seller desires to sell and assign to Buyer and Buyer wishes to purchase and accept from Seller, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, all of Seller's right, title and interest in, to and under the Purchased Assets;

                  NOW, THEREFORE, pursuant to the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                  (a) Sale and Transfer. Seller hereby sells, grants, conveys, delivers, transfers, and assigns to Buyer and its successors and assigns all of the Purchased Assets, to have and to hold the Purchased Assets for its or their own use and benefit forever.

                  (b) Representations and Warranties. The transfer of the Purchased Assets pursuant to Section (a) hereof is subject to the representations and warranties contained in the Purchase Agreement.

                  (c) Benefit; Governing Law. This Bill of Sale shall inure to the benefit of, and be binding upon, the respective successors and assigns of Buyer and Seller and shall be governed by and construed and interpreted in accordance with the Purchase Agreement, the internal laws of the State of Utah, without regard to principles of conflicts of laws, and applicable federal law.

                  (d) Effect on Purchase Agreement. Nothing contained in this Bill of Sale shall be deemed to supersede or expand any of the obligations, agreements, covenants, representations or warranties of Seller or Buyer contained in the Purchase Agreement.

                  (e) Counterparts; Fax Signatures. This Bill of Sale may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. For purposes of the execution of this Bill of Sale, fax signature pages shall be treated in all respects as original signature pages.

                  IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed by their duly authorized representatives the day and year first above written.

                  BUYER:

GE CAPITAL FINANCIAL INC.

By:______________________________
Name:____________________________
Its:_____________________________

SELLER:

LESCO, INC.

By:_______________________________
Name: Jeffrey Rutherford
Its:  Senior Vice President and Chief Financial Officer

LESCO SERVICES, INC.

By:______________________________
Name: Jeffrey Rutherford
Its:  Vice President and Chief Financial Officer

LESCO TECHNOLOGIES, LLC

By:______________________________
Name: Jeffrey Rutherford
Its:  Vice President and Chief Financial Officer

AIM LAWN & GARDEN PRODUCTS, INC.

By:______________________________
Name: Jeffrey Rutherford
Its:  Vice President and Chief Financial Officer

                                   EXHIBIT C-1

                                       TO

                      PORTFOLIO PURCHASE AND SALE AGREEMENT

                                    (FORM OF)

                            ACCOUNT DEBTOR AGREEMENT

                                    OMITTED

                                   EXHIBIT C-2

                                       TO

                      PORTFOLIO PURCHASE AND SALE AGREEMENT

                                    (FORM OF)

                            ACCOUNT DEBTOR AGREEMENT

                                    OMITTED

                                   EXHIBIT C-3

                                       TO

                      PORTFOLIO PURCHASE AND SALE AGREEMENT

                 PARTIES TO CUSTOMIZED ACCOUNT DEBTOR AGREEMENTS

1.  AVENDRA, LLC, A DELAWARE LIMITED LIABILITY COMPANY

2.  AMERICAN GOLF CORPORATION, A CALIFORNIA CORPORATION